Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, January 27, 2025– BV Financial, Inc. ( NASDAQ: BVFL), (the “Company”) the holding company for BayVanguard Bank (the “Bank”), reported net income of $11.7 million or $1.10 per diluted share for the year ended December 31, 2024 compared to net income of $13.7 million or $1.47 per diluted share for the year ended December 31, 2023. Net income for the quarter ended December 31, 2024 was $1.95 million, or $0.18 per diluted share compared to net income of $3.0 million, or $0.28 per diluted share, for the quarter ended December 31, 2023.

Adjusted net income, a Non-GAAP financial metric, was $12.9 million for both years ended December 31, 2024 and 2023. For the quarters ended December 31 2024 and 2023, adjusted net income was $2.7 million and $3.0 million, respectively. For a reconciliation of Net Income as reported and Non-GAAP adjusted net income, see the table below.

Financial Highlights

•
Return on average assets and return on average equity for the year ended December 31, 2024 were 1.32% and 5.77%, respectively. Return on average assets and return on average equity for the three months ended December 31, 2024 were 0.88% and 3.83%, respectively.
•
Net Loans increased $33.0 million, or 4.74% to $729.2 million at December 31, 2024 compared to $696.2 million at December 31, 2023.
•
Deposits increased $17.4 million, or 2.74%, from $634.1 million at December 31, 2023 to $651.5 million at December 31, 2024. Brokered deposits of $50 million were utilized to replace run-off of retail certificates of deposit and non-interest-bearing accounts.
•
During the year, the Company repurchased 1.1 million shares of common stock at an average cost of $16.27. In September 2024, the Company issued 343,562 shares of restricted stock with a value of $5.0 million. These restricted shares will be expensed over 48 months.
•
During the quarter ended December 31, 2024, the Company recorded a provision for credit losses of $604,000 consisting of $490,000 in the allowance for credit losses (ACL) – loans and $114,000 in the ACL-unfunded commitments. During the year ended December 31, 2024, the Company recorded a recovery of the provision for credit losses of $203,000 as net recoveries of $315,000 exceeded the required increase in the ACL for loans and the ACL for unfunded commitments.

Financial Condition

Total Assets. Total assets were $911.8 million at December 31, 2024, an increase of $26.5 million, or 3.00%, from $885.3 million at December 31, 2023. The increase was due primarily to a $33.0 million increase in net loans receivable to $729.2 million at December 31, 2024 and a $2.5 million increase in securities available for sale partially offset by a $4.2 million decrease in securities held to maturity, a $3.2 million decrease in cash and cash equivalents and decreases in premises and equipment and other assets.

Cash and Cash Equivalents. Cash and cash equivalents decreased $3.2 million, or 4.4%, to $70.5 million at December 31, 2024 from $73.7 million at December 31, 2023.

Net Loans Receivable. Net loans receivable increased $33.0 million, or 4.74%, to $729.2 million at December 31, 2024 from $696.2 million at December 31, 2023. Increases in investor commercial real estate, 1-4 family owner occupied, construction loans and commercial loans offset decreases in owner occupied commercial real estate loans, non-owner occupied 1-4 family loans, farm loans, consumer loans and loans guaranteed by the U.S. Government.

Securities. Securities available for sale (“AFS”) increased $2.5 million, or 7.2%, to $37.3 million at December 31, 2024 from $34.8 million at December 31, 2023. Securities held to maturity (HTM) decreased $4.2 million or 41.2% to $6.0 million at December 31, 2024. Maturities and paydowns in the HTM portfolio were replaced, as deemed necessary by securities in the AFS portfolio.

Total Liabilities. Total liabilities increased $30.1 million or 4.4%, to $716.3 million at December 31, 2024 from $686.2 million at December 31, 2023. The increase was primarily due to a increase in total deposits of $17.4 million, and an increase in borrowings of $12.6 million.

Deposits. Total deposits increased $17.4 million, or 2.7%, to $651.5 million at December 31, 2024 from $634.1 million at December 31, 2023. Interest-bearing deposits increased $36.3 million, or 7.5%, to $521.8 million at December 31, 2024 from $492.1 million at December 31, 2023. Noninterest bearing deposits decreased $12.3 million, or 8.7%, to $129.7 million at December 31, 2024 from $142.0 million at December 31, 2023. The Company utilized $50 million in brokered certificates of deposits with five year terms to replace a $16.5 million reduction in retail certificates of deposit and to fund loan growth.

Borrowings. The Company had $15 million in Federal Home Loan Bank borrowings at December 31, 2024 compared to $0 million in Federal Home Loan Bank borrowings at December 31, 2023. In the first quarter of 2024, the Company paid off $3.0 million in junior subordinated debt assumed in the acquisition of Delmarva Bancorp in 2020. This resulted in the write-off (increase in interest expense) of the remaining purchase accounting fair market value adjustment of $566,000.

Stockholders’ Equity. Stockholders’ equity decreased $3.6 million or 1.8%, to $195.5 million at December 31, 2024. During the year, the Company repurchased 1.1 million shares of common stock at an average cost of $16.27. The reduction in stockholders equity resulting from the repurchase program exceeded net income and other adjustments.

Asset Quality. Non-performing assets at December 31, 2024 totaled $4.2 million consisting of $4.0 million in nonperforming loans and $159,000 in other real estate owned, compared to $10.7 million at December 31, 2023, consisting of $10.5 million in non-performing loans and $170,000 million in other real estate owned. During the third quarter of 2024, our largest loan on non-accrual, a $3.8 million investor commercial real estate loan paid off. At December 31, 2024, the allowance for credit losses on loans was $8.5 million, which represented 1.15% of total loans and 212.5% of non-performing loans compared to $8.68 million at December 31, 2023, which represented 1.21% of total loans and 82.9% of non-performing loans.

Comparison of Operating Results for the Three and Twelve Months Ended December 31, 2024 and 2023

Net Income. The Company reported net income of $11.7 million or $1.10 per diluted share for the year ended December 31, 2024 compared to net income of $13.7 million or $1.47 per diluted share for the year ended December 31, 2023. Net income for the quarter ended December 31, 2024 was $1.95 million, or $0.18 per diluted share compared to net income of $3.0 million, or $0.28 per diluted share, for the quarter ended December 31, 2023.

Net Interest Income. Net interest income was $9.0 million for the three months ended December 31, 2024 compared to $8.9 million in the three months ended December 31, 2023. The net interest margin for the three months ended December 31, 2024 was 4.34% compared to 4.30% for the three months ended December 31, 2023.

Net interest income was $35.2 million for the year ended December 31, 2024, compared to $34.2 million in the year ended December 31, 2023. The net interest margin for the year ended December 31, 2024 was 4.27% compared to 4.23% for the year ended December 31, 2023.

Noninterest Income. For the three months ended December 31, 2024, noninterest income totaled $644,000 compared to $698,000 in the quarter ended December 31, 2023. In the quarter ended December 31, 2023, the Company recognized a gain of $31,000 on the sale of a foreclosed real estate property.

For the year ended December 31, 2024, noninterest income totaled $2.5 million as compared to $3.8 million for the year ended December 31, 2023. For the year ended December 31, 2023, the Company recognized a gain of $709,000 on the sale of foreclosed real estate and $225,000 in excess life insurance proceeds and a $188,000 gain on the sale of a closed branch office.

Noninterest Expense. For the three months ended December 31, 2024 noninterest expense totaled $6.2 million compared to $5.2 million for the three months ended December 31, 2023. Compensation and benefits expenses increased by 27.3% due to increases in salaries and the costs of the equity awards granted after the stockholders approved the 2024 Equity Incentive Plan. These expenses totaled $1.2 million in the quarter.

For the year ended December 31, 2024 noninterest expense totaled $21.5 million compared to $19.4 million in the year ended December 31, 2023. Compensation and benefits increased by 14.3% due to increased and salary levels and the costs of the equity awards granted after the stockholders approved the 2024 Equity Incentive Plan. These expenses totaled $1.5 million in the year. Professional fees data processing and other expenses also increased year over year.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with thirteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.
Consolidated Financial Ratios

	At or For the Three Months		At or For the Year
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023

Performance Ratios(1):
Return on average assets	0.88%	1.34%	1.32%	1.54%
Return on average equity	3.83%	6.11%	5.77%	9.93%
Interest rate spread(2)	3.59%	3.64%	3.50%	3.74%
Net interest margin(3)	4.34%	4.30%	4.27%	4.23%
Non-interest expense to average assets	2.79%	2.29%	2.42%	2.19%
Efficiency ratio(4)	64.27%	56.19%	57.02%	51.03%
Average interest-earning assets to average interest-bearing liabilities	154.03%	153.30%	154.92%	142.89%
Average equity to average assets	22.91%	21.87%	22.88%	15.55%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.15%	1.21%	1.15%	1.21%
Allowance for credit losses as a percentage of non-performing loans	212.51%	82.49%	212.51%	82.94%
Net charge-offs (recoveries) to average outstanding loans during the year	-0.04%	-0.01%	-0.04%	-0.07%
Non-performing loans as a percentage of total loans	0.57%	1.46%	0.54%	1.46%
Non-performing loans as a percentage of total assets	0.44%	1.17%	0.44%	1.17%
Total non-performing assets as a percentage of total assets	0.46%	1.19%	0.46%	1.19%

Other:
Number of offices	13	14	13	14
Number of full-time equivalent employees	111	112	111	112

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
(dollars in thousands, except share amounts)	(unaudited)	derived from audited financial statements

Assets
Cash	$5,842	$9,260
Interest-bearing deposits in other banks	64,658	64,482
Cash and cash equivalents	70,500	73,742
Equity Investment	391	256
Securities available for sale	37,259	34,781
Securities held to maturity (fair value of $5,175 and $9,212, ACL of $4 and $6)	5,979	10,209
Loans held to maturity	737,760	704,802
Allowance for Credit Losses	(8,522)	(8,554)
Net Loans	729,238	696,248
Other real estate owned	159	170
Premises and equipment, net	13,224	14,250
Federal Home Loan Bank of Atlanta stock, at cost	1,366	626
Investment in life insurance	20,058	19,657
Accrued interest receivable	3,161	3,279
Goodwill	14,420	14,420
Intangible assets, net	831	1,012
Deferred tax assets, net	8,899	8,969
Other assets	6,336	7,635
Total assets	$911,821	$885,254
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$129,724	$142,030
Interest-bearing deposits	521,767	492,090
Total deposits	651,491	634,120

FHLB borrowings	15,000	—
Subordinated Debentures	34,883	37,251
Other liabilities	14,948	14,818
Total liabilities	716,322	686,189
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized at December 31, 2024 and December 31, 2023; 10,645,284 shares issued and outstanding as of December 31, 2024 and 11,375,803 shares issued and outstanding as of December 31, 2023	106	114
Paid-in capital	94,679	110,465
Unearned common stock held by employee stock ownership plan	(7,160)	(7,328)
Retained earnings	109,495	97,772
Accumulated other comprehensive loss	(1,621)	(1,958)
Total stockholders' equity	195,499	199,065
Total liabilities and stockholders' equity	$911,821	$885,254

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
Interest Income	2024	2023	2024	2023
Loans, including fees	$10,522	$9,878	$41,003	$37,742
Investment securities available for sale	354	311	1,319	1,156
Investment securities held to maturity	48	92	314	367
Other interest income	987	1,196	4,046	4,154
Total interest income	11,911	11,477	46,682	43,419
Interest Expense
Interest on deposits	2,432	1,920	9,042	5,614
Interest on FHLB borrowings	2	99	2	1,411
Interest on Subordinated debentures	465	543	2,451	2,165
Total interest expense	2,899	2,562	11,495	9,190
Net interest income	9,012	8,915	35,187	34,229
Provision for (recovery of) credit losses	604	435	(203)	(45)
Net interest income after provision for (recovery of) credit losses	8,408	8,480	35,390	34,274
Noninterest Income
Service fees on deposits	123	109	426	413
Fees from debit cards	177	181	706	724
Income from investment in life insurance	111	92	400	641
Gain on sale of fixed assets	-	-	-	188
Gain on sale of foreclosed real estate	-	31	-	709
Other income	233	285	982	1,082
Total noninterest income	644	698	2,514	3,757
Noninterest Expense
Compensation and related benefits	4,291	3,371	14,005	12,257
Occupancy	374	426	1,616	1,604
Data processing	364	339	1,480	1,373
Advertising	7	11	23	43
Professional fees	252	290	1,009	886
Equipment	95	106	396	425
Foreclosed real estate holding costs	0	13	13	186
Amortization of intangible assets	45	45	180	183
FDIC insurance premiums	81	98	326	336
Other expense	697	458	2,450	2,116
Total noninterest expense	6,206	5,157	21,498	19,409
Net income before tax	2,846	4,021	16,406	18,622
Income tax expense	895	1,012	4,683	4,915
Net income	$1,951	$3,009	$11,723	$13,707
Basic earnings per share	$0.18	$0.28	$1.10	$1.47
Diluted earnings per share	$0.18	$0.28	$1.10	$1.47

BV FINANCIAL, INC.
Average Balance Sheet for the Three Months ended December 31,
(Dollars in thousands)

	For the Three Months Ended December 31,
	2024			2023
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$709,668	$10,522	5.88%	$693,217	$9,878	5.65%
Securities available-for-sale	38,447	354	3.65%	35,194	311	3.51%
Securities held-to-maturity	6,668	48	2.86%	11,193	92	3.26%
Cash, cash equivalents and other interest-earning assets	68,523	987	5.74%	82,482	1,196	5.65%
Total interest-earning assets	823,306	11,911	5.74%	822,086	11,477	5.54%
Noninterest-earning assets	68,633			78,694
Total assets	$891,939			$900,780

Interest-bearing liabilities:
Interest-bearing demand deposits	$87,548	196	0.89%	$83,014	234	1.12%
Savings deposits	123,838	73	0.23%	143,666	61	0.17%
Money market deposits	117,039	777	2.63%	88,671	312	1.40%
Certificates of deposit	171,063	1,386	3.21%	176,738	1,313	2.95%
Total interest-bearing deposits	499,488	2,432	1.93%	492,089	1,920	1.55%
Federal Home Loan Bank advances	163	2	4.87%	6,929	99	5.61%
Subordinated debentures	34,867	465	5.29%	37,228	543	5.81%
Total borrowings	35,030	467	5.29%	44,157	642	5.78%
Total interest-bearing liabilities	534,518	2,899	2.15%	536,246	2,562	1.90%
Noninterest-bearing demand deposits	134,007			144,330
Other noninterest-bearing liabilities	20,471			23,207
Total liabilities	688,996			703,783
Equity	202,943			196,997
Total liabilities and equity	$891,939			$900,780
Net interest income		$9,012			$8,915
Net interest rate spread			3.59%			3.64%
Net interest-earning assets	$288,788			$285,840
Net interest margin			4.34%			4.30%
Average interest-earning assets to interest-bearing liabilities	154.03%			153.30%

BV FINANCIAL, INC.
Average Balance Sheet for the Years ended December 31
(Dollars in thousands)

	For the Year Ended December 31,
	2024			2023
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$703,411	$41,003	5.81%	$683,657	$37,742	5.52%
Securities available-for-sale	35,544	1,319	3.70%	35,607	1,156	3.25%
Securities held-to-maturity	9,542	314	3.28%	12,003	367	3.06%
Cash, cash equivalents and other interest-earning assets	73,096	4,046	5.53%	77,865	4,154	5.34%
Total interest-earning assets	821,593	46,682	5.67%	809,132	43,419	5.37%
Noninterest-earning assets	68,865			78,100
Total assets	$890,458			$887,232

Interest-bearing liabilities:
Interest-bearing demand deposits	$84,655	878	1.03%	$86,114	614	0.71%
Savings deposits	134,795	323	0.24%	154,629	202	0.13%
Money market deposits	101,831	2,274	2.23%	91,573	803	0.88%
Certificates of deposit	173,932	5,567	3.19%	170,299	3,995	2.35%
Total interest-bearing deposits	495,213	9,042	1.82%	502,615	5,614	1.12%
Federal Home Loan Bank advances	41	2	4.86%	26,503	1,411	5.32%
Subordinated debentures	35,071	2,451	6.97%	37,149	2,165	5.83%
Total borrowings	35,112	2,453	6.97%	63,652	3,576	5.62%
Total interest-bearing liabilities	530,325	11,495	2.16%	566,267	9,190	1.62%
Noninterest-bearing demand deposits	137,935			149,630
Other noninterest-bearing liabilities	19,074			33,363
Total liabilities	687,334			749,260
Equity	203,124			137,972
Total liabilities and equity	$890,458			$887,232
Net interest income		$35,187			$34,229
Net interest rate spread			3.50%			3.74%
Net interest-earning assets	$291,268			$242,865
Net interest margin			4.27%			4.23%
Average interest-earning assets to interest-bearing liabilities	154.92%			142.89%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	12/31/2024	12/31/2024

Beginning Balance	$8,001	$8,554

Provision for credit losses -loans	490	(347)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(3)	(115)
Non-Owner Occupied 1-4	(27)	(195)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	—	(3)
Construction & Land	(1)	(4)
Farm Loans	—	—
Marine & Consumer	—	2
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	(31)	(315)

Ending Balance- ACL for Loans	$8,522	$8,522

Balance Reserve for unfunded loan commitments	353	353
Balance Reserve for HTM Securities	4	4
Total ACL	$8,879	$8,879

Provision expense for Unfunded Commitments	115	146
Provision expense for HTM Securities	(1)	(2)
Total other provision expense	$114	$144
Total provision for (recovery of ) credit losses	$604	$(203)

RECONCILIATION TABLE (UNAUDITED)
NON-GAAP ADJUSTED NET INCOME

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the Unites States ("GAAP"), this earnings release contains a non-GAAP financial measure, Non-GAAP adjusted net income. The Company believes this non-GAAP financial measure is useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time. Non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

	Three Months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Net Income (GAAP)	$1,951	$3,009	$11,723	$13,707
Plus(minus) tax adjusted items:
Legal Expense recovery from problem loan	-	-	78	-
Write-off of FMV adjustment on pay-off of acquired junior subordinated debt	-	-	(404)	-
Loan Prepayment Penalty	-	-	194	-
Death benefit from bank owned life insurance	-	-	-	173
Gain on sale of foreclosed real estate	-	-	-	499
Gain on sale of branch building	-	-	-	138
Tax Adjusted items	-	-	(132)	810

2024 Equity Plan Expenses - tax adjusted	792	-	1,101	-

Non GAAP adjusted net income	$2,743	$3,009	$12,956	$12,897